Exhibit 99.1

Comfort Systems USA Quality People. Building Solutions. May 6, 2016

Safe Harbor Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise. Non-GAAP Measures Certain measures in this presentation are not measures calculated in accordance with generally accepted accounting principles (GAAP). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnote. See the Appendices for a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

Comfort Systems USA 2 Leading mid-market HVAC and mechanical systems installation and service provider $1.6B Yearly revenues 7,500+ Employees 35 Operating companies Balanced construction & service portfolio

Broad Nationwide Footprint 3 35 companies 98 locations in 85 cities 7,500+ employees

Our Markets 4 Light Commercial Commercial Residential Light Industrial Industrial Heavy Industrial Heavy Commercial Every Building You See Needs What We Do

Targeted Portfolio Strategy 5 Light commercial to heavy commercial Continue to grow construction Leverage existing construction capabilities into retrofit market Access to new customers through service Data and manufacturing Revenue by Activity

Market Sectors 6 March 2016 YTD Revenue Institutional Industrial

Diverse Project Mix 7 Average Project Size: $0.5M Average Project Length: 6–9 months (Information as of March 31, 2016) Aggregate Contract Value Jobs <$1M (Value: $416M) Jobs $1M–$5M (Value: $685M) Jobs >$5M (Value: $946M) 3,676 309 94 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 <$1M $1 – $5M >$5M Number of Projects 34% 46% 20%

Lifecycle Product Portfolio 8 5+ million nonresidential buildings Building solutions a necessity Diverse revenue streams throughout lifecycle 10 - 20 year replacement cycle Recurring service Increasing technical content Essential to energy efficiency

Why We Win 9 Be Here When I Need You Advantaged Value Position Make It Really Easy To Do Business With You Always Handle My Problems The First Time Leverage our scale and national footprint Technology investments Customer loyalty program Investment in service technology Real time GPS National training program Better positioned to attract labor One-stop, single source provider

Book of Business 10 ($ in millions) $72 $76 $75 $83 $89 $104 $107 $0 $100 $200 $300 $400 $500 2010 2011 2012 2013 2014 2015 Q1 2016 Service Maintenance Base $598 $630 $618 $604 $758 $712 $777 $0 $200 $400 $600 $800 $1,000 2010 2011 2012 2013 2014 2015 Q1 2016 Construction Backlog

Recent Financial Performance 11 Three Months Ended ($ in millions, except per share information) 3/31/16 3/31/15 Revenue $385.9 $369.5 Net Income Attributable to Comfort Systems USA, Inc. $9.8 $5.1 Diluted EPS Attributable to Comfort Systems USA, Inc. $0.26 $0.13 Adjusted EBITDA (1) $21.6 $16.6 Operating Cash Flow $13.0 $20.4 (1)Adjusted EBITDA is a non-GAAP financial measure. See Appendix I for a GAAP reconciliation to Adjusted EBITDA.

Revenue/Stock Price History 12 Revenue ($ in millions) Stock Price at 12/31 $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 `

Historical Financial Summary ($ in millions, except per share information) 13 (1) Adjusted EPS is a non-GAAP financial measure. Adjusted EPS excludes goodwill impairments, changes in the fair value of contingent earn-out obligations and tax valuation allowances. See Appendix III for a GAAP reconciliation to Adjusted EPS. (2) Adjusted EBITDA is a non-GAAP financial measure. See Appendix II for a GAAP reconciliation to Adjusted EBITDA. $0 $300 $600 $900 $1,200 $1,500 $1,800 2010 2011 2012 2013 2014 2015 Revenue $0 $20 $40 $60 $80 $100 $120 2010 2011 2012 2013 2014 2015 Operating Cash Flow $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 2010 2011 2012 2013 2014 2015 Adjusted EPS (1) $0 $20 $40 $60 $80 $100 $120 2010 2011 2012 2013 2014 2015 Adjusted EBITDA (2)

Historical Financial Summary 14 (1) Operating income for 2011 excludes goodwill impairment of $57.4M. (2) Adjusted EBITDA is a non-GAAP financial measure. See Appendix II for a GAAP reconciliation to Adjusted EBITDA. 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 2008 2009 2010 2011 2012 2013 2014 2015 Adjusted EBITDA % (2) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 2008 2009 2010 2011 2012 2013 2014 2015 Operating Income % (1)

Balance Sheet Strength $43.5M cash at March 31, 2016 Positive free cash flow for 17 consecutive years Debt capacity $51M debt at 3/31/2016 $325M revolving credit facility 2021 maturity 15

Profile for Growth 16 Time Earnings Grow Service Innovate Acquire Service Commercial HVAC Grow Construction

17 Average Discretionary Spending ($ in thousands) $21,184 58% $8,251 22% $7,443 20% Average 2006 - 2015 Acquisitions Share Repurchases Dividends $36,878 $40,475 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 Free Cash Flow Disc Spending

Our Strengths 18 Industry leading skilled labor Ability to share knowledge Diverse portfolio Strong balance sheet Acquisition record Positioned for growth

Thank You 19 $1.6 Billion $1.6 billion in yearly revenues 98 Locations Operating 35 companies across America at 98 locations in 85 cities Over 7,500 of the most qualified HVAC and Mechanical systems personnel in the USA 7,500+ Employees

Appendix 20

Appendix I – GAAP Reconciliation to Adjusted EBITDA 21 Note: The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income (loss) including non-controlling interests, excluding discontinued operations, income taxes, other (income) expense, net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company. Three Months Ended March 31, ($ in thousands) 2016 2015 Net Income Including Non-controlling Interests $9,755 $6,889 Income Taxes 5,497 3,793 Other (Income) Expense, net (486) (18) Interest Expense, net 700 504 Gain on Sale of Assets (145) (176) Depreciation and Amortization 6,258 5,623 Adjusted EBITDA $21,579 $16,615

Appendix II – GAAP Reconciliation to Adjusted EBITDA (Historical)

	Year Ended December 31,							
($ in thousands)	2008	2009	2010	2011	2012	2013	2014	2015
Net Income (Loss) Including Non-controlling Interests	$49,690	$34,182	$14,740	($36,492)	$11,849	$28,556	$28,599	$57,440
Discontinued Operations	107	(1,282)	5,824	4,018	(355)	76	15	-
Income Taxes	30,855	20,307	11,193	(5,463)	10,045	18,148	11,614	31,224
Other (Income) Expense, net	(68)	(17)	(247)	(934)	(145)	(204)	(91)	(76)
Changes in the Fair Value of Contingent Earn-out Obligations	-	-	(1,574)	(5,528)	(662)	(1,646)	245	(225)
Interest (Income) Expense, net	(1,154)	622	1,506	1,758	1,571	1,328	1,840	1,681
Loss (Gain) on Sale of Assets	(290)	(106)	(527)	(236)	(491)	(589)	(830)	(880)
Goodwill Impairment	-	-	-	57,354	-	-	727	-
Depreciation and Amortization	12,325	12,635	16,718	18,982	20,569	18,554	21,336	23,416
Adjusted EBITDA	$91,465	$66,341	$47,633	$33,459	$42,381	$64,223	$63,455	$112,580

Note: The Company defines adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income (loss) including non-controlling interests, excluding discontinued operations, income taxes, other (income) expense, net, changes in the fair value of contingent earn-out obligations, interest (income) expense, net, loss (gain) on sale of assets, goodwill impairment and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity's financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

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COMFORT SYSTEMS USA

Appendix III – Supplemental Non-GAAP Information (Historical) 23 Note 1: Operating results from continuing operations attributable to Comfort Systems USA, Inc., excluding goodwill impairment, changes in the fair value of contingent earn-out obligations, tax valuation allowances and out of period adjustment are presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties. However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company. Note 2: Net income (loss) from continuing operations attributable to Comfort Systems USA, Inc. is income (loss) from continuing operations less net income attributable to non-controlling interests. Note 3: The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges. Note 4: Correction of prior period accounting errors in 2013 resulted in net after-tax income of approximately $1.3 million, or $0.03 per diluted share. Year Ended December 31, 2010 2011 2012 2013 2014 2015 Diluted income (loss) per share from continuing operations attributable to Comfort Systems USA, Inc. $0.54 $(0.88) $0.35 $0.73 $0.61 $1.30 Goodwill Impairment - 1.20 - - 0.01 - Changes in the fair value of contingent earn-out obligations (0.02) (0.14) (0.02) (0.04) - - Tax valuation allowances - 0.05 - - (0.08) - Out of period adjustment - - - (0.03) - - Net income from continuing operations attributable to Comfort Systems USA, Inc. excluding goodwill impairment, changes in the fair value of contingent earn-out obligations, tax valuation allowances and out of period adjustment $0.52 $0.23 $0.33 $0.66 $0.54 $1.30

Contact Bill George Executive Vice President and CFO 1-800-723-8431 bill.george@comfortsystemsusa.com www.comfortsystemsusa.com 24